EXHIBIT 10.4

NETLOGIC MICROSYSTEMS, INC.

STOCK OPTION AGREEMENT

NETLOGIC MICROSYSTEMS, INC., a Delaware corporation (the “Company”), has awarded and hereby grants «Name» (the “Optionee”) an option (this “Option”) to purchase a total of «Share1» («Share2») shares (the “Shares”) of common stock of the Company, par value $.01 per share (“Common Stock”), at the exercise price set forth herein, as an incentive to Optionee’s continued employment or other association with the Company, and in all respects subject to such continued employment or other association and all other terms and conditions of this Agreement.

1. Nature of this Option. This Option is intended to be an [Incentive/Nonstatutory] Option within the meaning of Section [2.16/2.18] of the Company’s 2004 Equity Incentive Plan (the “Plan”)[, but not all Options are required to be Incentive Options]. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan, which provisions are incorporated into this Agreement by this reference.

2. Option Price. The “Option Price” is $«Price» for each Share.

3. Vesting and Exercise of Option. This Option shall vest and become exercisable during its term in accordance with the following provisions:

(a) Vesting and Right of Exercise.

(i) An Option shall vest and become exercisable with respect to one-fourth of the Shares at the first anniversary of the Vesting Commencement Date and as to one thirty-sixth of the remaining Shares subject to this Option at the end of each successive month thereafter until all of the shares subject to this Option have vested, subject to the Optionee’s Continuous Employment.

(ii) In the event of the Optionee’s death, disability or other termination of employment, this Option shall be exercisable in the manner and to the extent provided in Section 6.3 of the Plan.

(iii) No fraction of a Share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of Shares covered by this Option shall cause such number to include a fraction of a Share, such number of Shares shall be adjusted to the nearest smaller whole number of Shares.

(b) Method of Exercise. In order to exercise any portion of this Option which has vested, the Optionee shall notify the Company in writing of the election to exercise this Option and the number of Shares in respect of which this Option is being exercised, by executing and delivering the Notice of Exercise of Stock Option in the form attached hereto as Appendix I. The certificate or certificates representing Shares as to which this Option has been exercised shall be registered in the name of the Optionee.

(c) Restrictions on Exercise. This Option may only be exercised with respect any portion hereof which has vested in accordance with subsection (a) above. This Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities law or other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under

Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of this Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificate(s) for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

4. Non-Transferability of Option. This Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

5. Method of Payment. Payment of the aggregate Option Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash;

(b) certified or bank cashier’s check; or

(c) for as long as there exists a public market for the Common Stock on the date of exercise, by surrender of shares of the Common Stock in accordance with Section 7.1(e) of the Plan, provided that if such shares were acquired upon exercise of an Incentive Option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code. In this case payment shall be made as follows:

(i) In addition to the execution and delivery of the Notice of Exercise of Stock Option, Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the Market Value of the Common Stock for the day on which the notice of exercise is sent or delivered;

(ii) Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

(iii) The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within two business days from the date of the notice of exercise;

(iv) The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein; and

(v) Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with Shares of the Company’s Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR §240.16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

In accordance with Section 7.1(e) of the Plan, the Optionee may elect to pay the exercise price by authorizing a third party to sell Shares subject to this Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

6. Adjustments Upon Changes in Capitalization or Merger. The number of Shares covered by this Option shall be adjusted only in accordance with the provisions of Section 10 of this Agreement in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

7. Term of Option. This Option may not be exercised more than ten (10) years from the Grant Date set forth in the signature page of this Agreement, and may be exercised during such term only in accordance with the terms of this Agreement.

8. Not Employment Contract. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law.

9. Income Tax Withholding.

(a) The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by federal, state or local laws as a result of the exercise of this Option.

(b) Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the Option Price or of any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code shall be the sole responsibility of the Optionee.

10. Adjustments upon Changes in Capitalization. The number of Shares covered by this Option, and the per share exercise price of this Option, shall be proportionately adjusted for certain corporate actions in accordance with and pursuant to Section 8.1 of the Plan. Such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of Shares of Common Stock subject to this Option.

THIS OPTION AGREEMENT is binding upon the parties and entered into effective as of the Grant Date set forth below.

NETLOGIC MICROSYSTEMS, INC.

By:
Name:
Title:

Grant Date:                          , 20

CONSENT OF SPOUSE

I,                                 , spouse of the Optionee who executed the foregoing Option Agreement, hereby agree that my spouse’s interest in the shares of Common Stock subject to said Option Agreement shall be irrevocably bound by the Option Agreement’s terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by said Option Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Option Agreement and this consent.

Dated:                          , 20

(signature)

(name)

Appendix I

NETLOGIC MICROSYSTEMS, INC.

NOTICE OF EXERCISE OF STOCK OPTION

I                                          (print legibly) hereby elect to exercise the following stock options(s) granted to me by NETLOGIC MICROSYSTEMS, INC. (the “Company”) under its 2004 Equity Incentive Plan (the “Plan”). All shares being purchased are fully vested and exercisable pursuant to Section 3 of the listed Option Agreement.

1.              Shares at $              per share (Grant date):                      )

2.              Shares at $              per share (Grant date):                      )

3.              Shares at $              per share (Grant date):                      )

4.              Shares at $              per share (Grant date):                      )

Cash exercise in the amount of $

Shares purchased under the Plan should be issued to me as follows:

Name:

If you choose to include your spouse, you must designate below how you wish your shares to be registered by checking the appropriate box. If we receive no designation, the shares will be designated as Joint Tenants.

             Joint Tenants                                  Community Property

             Tenants in Common                       Tenancy by Entirety

Verification by                     Stock Administration

Certificate to be delivered to (complete item 1 or 2 below)

1. Employee                                      Home Address:

________________________

2. (Insert Name of Second Broker)

                                         Acct #:

Contact Name & Number:

Signature:

Date:

Social Security No.:

[For Company Use Only]

As of the date set forth above, the above named person has the vested right to exercise the number of shares set forth above.

Date:

Amount due Company: $

NetLogic Microsystems, Inc. Stock Administration

1875 Charleston Road

Mountain View, California 94043

(650) 961-6676